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                                                                    EXHIBIT 23.2



                        Consent of Independent Auditors


We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" in the Registration Statement (Form S-1, 333-72667) and related Prospectus of MapQuest.Com, Inc. and to the incorporation by reference of our reports dated February 18, 1999 except for Note 15, as to which the date is April 29, 1999, in this Registration Statement (Form S-1, 333- ) of MapQuest.Com, Inc. included in the Registration Statement (Form S-1, 333-72667) and related Prospectus of MapQuest.Com, Inc. filed with the Securities and Exchange Commission.


                                                   Ernst & Young LLP


Harrisburg, Pennsylvania
April 29, 1999